                                                                    EXHIBIT 2.10



                                    AGREEMENT


                                      AMONG


                             PATTERSON ENERGY, INC.,

                           PATTERSON DRILLING COMPANY

                                       AND

                             PADRE INDUSTRIES, INC.

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----

                                                               ARTICLE I
                                                            THE TRANSACTION

   SECTION 1.1      The Transaction...............................................................................1

   SECTION 1.2      Asset Purchase-Purchase Consideration.........................................................1

   SECTION 1.3      Closing.......................................................................................3

                                                               ARTICLE II
                                             REPRESENTATIONS AND WARRANTIES OF PEC AND PDC

   SECTION 2.1      Organization, Standing and Power..............................................................3

   SECTION 2.2      Authority; Non-Contravention..................................................................3

   SECTION 2.3      Capital Structure.............................................................................4

   SECTION 2.4      SEC Documents.................................................................................4

   SECTION 2.5      Brokers.......................................................................................5

   SECTION 2.6      Litigation....................................................................................5

                                                              ARTICLE III
                                                REPRESENTATIONS AND WARRANTIES OF PADRE

   SECTION 3.1      Organization, Standing and Power..............................................................5

   SECTION 3.2      Authority; Non-Contravention..................................................................5

   SECTION 3.3      Capital Structure.............................................................................6

   SECTION 3.4      Environmental Matters.........................................................................6

   SECTION 3.5      Title.........................................................................................7

   SECTION 3.6      Labor Matters.................................................................................7

   SECTION 3.7      Drilling Contracts............................................................................8

   SECTION 3.8      Litigation....................................................................................8

   SECTION 3.9      Drilling Rigs, Equipment and Rolling Stock....................................................8

   SECTION 3.10     Brokers.......................................................................................8

   SECTION 3.11     Vote of the Padre Stockholders................................................................8

                                                               ARTICLE IV
                                                         ADDITIONAL AGREEMENTS

   SECTION 4.1      Fees and Expenses.............................................................................8

   SECTION 4.2      Reasonable Best Efforts.......................................................................8

   SECTION 4.3      Padre Performance of Drilling Contracts.......................................................8

   SECTION 4.4      Padre and T Billings Indemnification..........................................................8

   SECTION 4.5      PEC and PDC Indemnification...................................................................9

   SECTION 4.6      Public Announcements..........................................................................9

   SECTION 4.7      Nasdaq National Market........................................................................9


   SECTION 4.8      Personal Property Taxes.......................................................................9

   SECTION 4.9      Sales and Transfer Taxes......................................................................9

                                                               ARTICLE V
                                                CONDITIONS PRECEDENT TO THE TRANSACTION

   SECTION 5.1      Conditions to Each Party's Obligation to Effect the Transaction...............................9

   SECTION 5.2      Conditions to Obligation of Padre to Effect the Transaction..................................10

   SECTION 5.3      Conditions to Obligations of PEC and PDC to Effect the Transaction...........................11

                                                               ARTICLE VI
                                                        POST-CLOSING AGREEMENTS

   Section 6.1      Purchase Option..............................................................................13

                                                              ARTICLE VI
                                                          GENERAL PROVISIONS

   SECTION 7.1      Notices......................................................................................13

   SECTION 7.2      Interpretation...............................................................................14

   SECTION 7.3      Counterparts.................................................................................14

   SECTION 7.4      Entire Agreement; No Third-Party Beneficiaries...............................................14

   SECTION 7.5      Governing Law................................................................................14

   SECTION 7.6      Assignment...................................................................................14

   SECTION 7.7      Severability.................................................................................15

   SECTION 7.8      Enforcement of This Agreement................................................................15


ANNEX 1..........Description of Drilling Rigs, Equipment and Rolling Stock

EXHIBIT A........Lease with Option to Purchase relating to the Real Property
EXHIBIT B........Registration Rights Agreement
EXHIBIT C .......Bill of Sale and Assignment
EXHIBIT D(I).....Non-Competition Agreement - Padre Industries, Inc.
EXHIBIT D(II)....Non-Competition Agreement - Thomas J. Billings
EXHIBIT E........Form of Investment Representation Letter

                                    AGREEMENT


              AGREEMENT, dated as of January ___, 1999 (this "Agreement"), among PATTERSON ENERGY, INC., a Delaware corporation ("PEC"), PATTERSON DRILLING COMPANY, a Delaware corporation ("PDC"), wholly-owned by PEC, and PADRE INDUSTRIES, INC., a privately-held Texas corporation ("Padre").


                                   WITNESSETH:

              WHEREAS, Padre owns, among other assets, five drilling rigs, related drilling equipment and rolling stock (collectively, the "Drilling Rigs, Equipment and Rolling Stock"), and a shop, office, warehouse and yard located in Corpus Christi, Texas (collectively, the "Real Property"), all as more particularly described on Annex 1, in the case of the Drilling Rigs, Equipment and Rolling Stock, and in the Real Property Lease/Option to Purchase (as defined in the next recital), in the case of the Real Property;

              WHEREAS, PDC desires to (i) purchase all of Padre's right, title and interest in and to the Drilling Rigs, Equipment and Rolling Stock (the "Asset Purchase") and (ii) lease the Real Property with an option to purchase (the "Real Property Lease/Option to Purchase") (the Asset Purchase and the Real Property Lease/Option to Purchase are collectively referred to herein as the "Transaction") for the consideration set forth and provided for herein;

              WHEREAS, Padre desires to enter into the Transaction; and

              WHEREAS, PDC, on the one hand, and Padre, on the other, desire to make certain representations, warranties and agreements in connection with the Transaction and also prescribe various conditions to the Transaction.

              NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties agree as follows:


                                    ARTICLE I
                                 THE TRANSACTION

              SECTION 1.1 The Transaction. Upon the terms and subject to the conditions of this Agreement, at the Closing (as defined in Section 1.3 below) provided herein: (a) PDC shall purchase from Padre and Padre shall sell to PDC, all of Padre's right, title and interest in and to the Drilling Rigs, Equipment and Rolling Stock; and (b) PDC and Padre shall enter into a lease, with an option to purchase, the Real Property providing for, among other matters, a one-year lease for a total lease payment of $100,000, payable in equal monthly installments, and a $1 million purchase price.

              SECTION 1.2 Asset Purchase-Purchase Consideration.

              (a) In consideration for all of Padre's right, title and interest in and to the Drilling Rigs, Equipment and Rolling Stock, PDC agrees to pay or deliver to Padre at the Closing (as defined in Section 1.3) 800,000 shares of common stock of PEC ("PEC Shares"; also sometimes referred to herein as the "Purchase Consideration").

              (b)  PDC further agrees that:

                   (i) if the "Closing Date Share Price" (as defined below in this Section) for the PEC Shares on the Closing Date (as defined in Section 1.3) is less than $5.00 per PEC Share, PDC shall pay to Padre on the Anniversary Date (as defined below in this Section) such amount in cash as is equal to 10% of the product of the difference between $5.00 and the Closing Date Share Price, times the difference between 800,000 and the number of PEC Shares Sold/Purchased (as defined below in this Section) times the Reduction Ratio (as defined below in this Section) (the "First Supplemental Cash Payment"); and

                   (ii) if the "Anniversary Date Share Price" (as defined below in this Section) is less than $5.00 per PEC Share, PEC shall pay to Padre on the Anniversary Date such amount in cash as is equal to the product of the difference between 800,000 and the number of PEC Shares Sold/Purchased (as defined below in this Section) times the difference between $5.00 and the greater of (i) the Closing Date Share Price or (ii) the Anniversary Date Share Price (the "Second Supplemental Cash Payment") [the First Supplemental Cash Payment and the Second Supplemental Cash Payment are collectively referred to herein as the "Supplemental Cash Payments"]; provided that if the Closing Date Share Price is at least $5.00 or the Anniversary Date Share Price is at least $5.50 there shall be no Supplemental Cash Payments.

              By way of examples: (i) if the Closing Date Share Price and the Anniversary Date Share Price were both $4.00 per PEC Share, the First Supplemental Cash Payment would be $80,000 (10% of the product of $1.00 [the difference between $5.00 and the $4.00 Closing Date Share Price] times 800,000) and the Second Supplemental Cash Payment would be $800,000 (the product of 800,000 times $1.00 [the difference between $5.00 and the $4.00 Anniversary Date Share Price]); (ii) if the Closing Date Share Price were $3.00 and the Anniversary Date Share Price were $4.50, the First Supplemental Cash Payment would be $160,000 (10% of the product of 800,000 times $2.00 [the difference between $5.00 and the $3.00 Closing Date Share Price]), and the Second Supplemental Cash Payment would be $400,000 (the product of 800,000 times $.50 [the difference between $5.00 and the $4.50 Anniversary Date Share Price]);
(iii) if the Closing Date Share Price were less than $5.00 and the Anniversary Date Share Price were at least $5.50, there would be no First Supplemental Cash Payment or Second Supplemental Cash Payment; (iv) if the Closing Date Share Price were at least $5.00, there would be no First Supplemental Cash Payment or Second Supplemental Cash Payment, regardless of the Anniversary Date Share Price; and (v) if the Closing Date Share Price were $3.00, the Anniversary Date Share Price were $5.10 and there were 200,000 PEC Shares Sold, the First Supplemental Cash Payment would be $96,000 (10% of the product of $2.00 [the difference between $5.00 and the $3.00 Closing Date Share Price] times 600,000 [the difference between 800,000 and the 200,000 PEC Shares Sold] times the 80% Reduction Ratio [the $.40 difference between $5.50 and the $5.10 Anniversary Date Share Price divided by $.50]) and there would be no Second Supplemental Cash Payment.

              (c) If prior to the Anniversary Date the PEC Shares are increased or decreased into a different number of PEC Shares as a result of a stock dividend or stock split, the Closing Date Share Price and all dollar figures and numbers contained in Section 1.2(b) shall be contemporaneously increased or decreased in inverse proportions.

              (d) For purposes of this Agreement: (i) "PEC Shares Sold/Purchased" means the total of: (x) such number of PEC Shares sold by Padre or by any transferee of Padre as a part of an incidental registration under the Registration Rights Agreement attached hereto as Exhibit B, and (y) such number of PEC Option Shares purchased by PEC pursuant to the provisions of Section 6.1 of this

Agreement; (ii) "Closing Date Share Price" and "Anniversary Date Share Price," respectively, mean the average of the daily closing price of the shares of Common Stock of PEC, rounded to four decimal places, as reported under Nasdaq National Market Issues Reports, the New York Stock Exchange Composite Transactions or the American Stock Exchange Composite Transactions, as the case may be, in The Wall Street Journal for each of the first 10 consecutive Trading Days in the period commencing 12 Trading Days prior to the Closing Date or the Anniversary Date, as the case may be; (iii) "Trading Day" means a day on which the National Association of Securities Dealers, Inc., National Market ("Nasdaq National Market") is open for trading; (iv) "Reduction Ratio" means a fraction (expressed as a percentage) the numerator of which is equal to the difference between $5.50 and the greater of $5.00 or the Anniversary Date Share Price (but not to exceed $5.50) and the denominator of which is $0.50; (v) "Change of Control" shall be deemed to have occurred if PEC shall be merged or consolidated into another entity and PEC is not the surviving corporation; and (vi) "Anniversary Date" means the first to occur of the following: (x) the first anniversary of the Closing Date; (y) the last Trading Day immediately preceding the date PEC ceases to exist as a separate entity by way of a Change in Control or otherwise ("Cessation of Existence"); or (z) the last Trading Day immediately preceding the date the shares of Common Stock of PEC cease to be traded on the Nasdaq National Market, the New York Stock Exchange or the American Stock Exchange ("Cessation of Trading").

              SECTION 1.3 Closing. The closing of the Transaction (the "Closing") shall take place in the offices of The Kleberg Law Firm, PC in Corpus Christi, Texas, at 9:00 a.m., local time, on the date of this Agreement, or at such other time and place as PDC and Padre shall agree. (The date on which the Closing is held is referred to herein as the "Closing Date.")


                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF PEC AND PDC

              PEC and PDC represents and warrants to Padre as follows:

              SECTION 2.1 Organization, Standing and Power. Each of PEC and PDC
(i) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted, and (ii) is in good standing in each jurisdiction where the character of its business owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not individually or in the aggregate, have a Material Adverse Effect on PEC. "Material Adverse Change" or "Material Adverse Effect" means, when used with respect to PEC, PDC or Padre, as the case may be, any change or effect that is or, so far as can reasonably be determined, is likely to be materially adverse to the assets, properties, condition (financial or otherwise), business or results of operations of PEC and its subsidiaries taken as a whole or Padre, as the case may be.

              SECTION 2.2 Authority; Non-Contravention. Each of PEC and PDC has all requisite power and authority to enter into this Agreement and to consummate the Transaction. The execution and delivery by each of PEC and PDC of this Agreement and the consummation by each of PEC and PDC of the Transaction have been duly authorized by all necessary corporate action on the part of PEC and PDC, as the case may be. This Agreement has been duly executed and delivered by PEC and PDC and (assuming the valid authorization, execution and delivery of this Agreement by Padre) constitutes a valid and binding obligation of PEC and PDC enforceable against PEC and PDC in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of PEC or PDC under, any provision of (i) the Certificate of Incorporation or Bylaws of PEC or PDC, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to PDC or PEC, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to PDC or PEC or any of their respective properties or assets, other than, in the case of clauses (ii) or (iii), any such conflicts, violations, defaults, rights, losses, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on PEC or PDC, materially impair the ability of PEC or PDC to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby. No filing or registration with, or authorization, consent or approval of, any domestic (federal and state), foreign or supranational court, commission, governmental body, regulatory agency, authority or tribunal (a "Governmental Agency") is required by or with respect to PEC or PDC in connection with the execution and delivery of this Agreement by PDC or is necessary for the consummation by PEC or PDC of the Transaction, except for (i) in connection or in compliance, with the provisions of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934 (the "Exchange Act"), (ii) such consents and approvals, orders, registrations, authorizations, declarations and filings as may be required under the "Blue Sky" laws of the State of Texas, and (iii) such other consents, orders, authorizations, registrations, declarations and filings, the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on either PEC or PDC, materially impair the ability of PEC or PDC to perform its obligations hereunder or prevent the consummation of the transaction contemplated hereby.

              SECTION 2.3 Capital Structure. As of the date hereof, the authorized capital stock of PEC consists of 50,000,000 shares of common stock, par value $0.01 per share ("PEC Common Stock") and 1,000,000 shares of preferred stock, par value $0.01 per share ("PEC Preferred Stock"). At the close of business on the day immediately preceding the date of this Agreement, (i) 31,671,132 shares of PEC Common Stock were validly issued and outstanding, fully paid and nonassessable and free of preemptive rights, and (ii) no shares of PEC Preferred Stock are issued and outstanding. The PEC Common Stock is designated as a national market security on an inter-dealer quotation system by the National Association of Securities Dealers, Inc. All shares of PEC Common Stock issuable pursuant to the Asset Purchase in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights.

              SECTION 2.4 SEC Documents. PEC has filed all required documents with the Securities and Exchange Commission ("SEC") since January 1, 1997 (the "PEC/SEC Documents"). As of their respective dates, the PEC/SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and none of the PEC/SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of PEC (the "PEC Financial Statements") included in the PEC/SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present the consolidated financial position of PEC and its consolidated subsidiaries (including PDC) as at the dates thereof and the consolidated results of their operations and statements of cash flows for the periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein). There has been no Material Adverse Change in PEC since the date of the most recent PEC Financial Statements, other than as may be set forth in the Memorandum dated January 22, 1999 (the "Memorandum") containing a copy of PEC's Annual Report on Form 10-K for the year ending December 31, 1997, all other reports filed by PEC with the SEC since January 1, 1998, and PEC's Third Quarter 1998 Quarterly Report to Stockholders, a copy of which Memorandum has been previously furnished to Padre.

              SECTION 2.5 Brokers. No broker, investment banker or other person is entitled to any broker's, finder's or similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of PEC or PDC.

              SECTION 2.6 Litigation. There is no suit, action, investigation or proceeding pending or, to the knowledge of the executive officers of PEC, threatened against PEC at law or in equity before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, that would impair the ability of PEC to perform its obligations hereunder or to consummate the transactions contemplated hereby that would have a Material Adverse Effect on PEC in the event of an unfavorable decision, finding or outcome, and there is no judgment, decree, injunction, rule or order of any court, governmental department, commission, board, bureau, agency, instrumentality or arbitrator to which PEC is subject that would impair the ability of PEC to perform its obligations hereunder or to consummate the transactions contemplated hereby.


                                   ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF PADRE

              Padre represents and warrants to PEC and PDC as follows:

              SECTION 3.1 Organization, Standing and Power. Padre is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas and has the requisite corporate power and authority to carry on its business as now being conducted.

              SECTION 3.2 Authority; Non-Contravention. Padre has all requisite power and authority to enter into this Agreement and to consummate the Transaction. The execution and delivery of this Agreement by Padre and the consummation by Padre of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Padre. This Agreement has been duly executed and delivered by Padre and (assuming the valid authorization, execution and delivery of this Agreement by PEC and PDC) constitutes a valid and binding obligation of Padre enforceable against it in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). The execution and delivery of this Agreement do not, and the consummation of the Transaction and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice of lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any lien, security interest, charges or encumbrances upon any of the properties or assets of Padre under, any provision of (i) the Articles of Incorporation or Bylaws of Padre (true and complete copies of which as of the date hereof have been delivered to PEC and
PDC), (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Padre, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Padre or any of its respective properties or assets, other than, in the case of clauses (ii) or (iii), any such conflicts, violations, defaults, rights, losses, liens, security interests, charges or encumbrances that individually or in the aggregate, would not have a Material Adverse Effect on Padre, materially impair the ability of Padre to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby. No filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to Padre in connection with the execution and delivery of this Agreement by Padre or is necessary for the consummation by Padre of the Transaction.

              SECTION 3.3 Capital Structure. All of the issued and outstanding shares of Padre capital stock ("Padre Stock") are owned of record and beneficially by Thomas J. Billings and Marilyn F. Billings. There are no options, warrants, rights, commitments, agreements, arrangements or undertakings of any kind to which Padre is a party or by which it is bound obligating Padre to issue, deliver or sell or cause to be issued, delivered or sold additional shares of Padre Stock. True and correct copies of the Articles of Incorporation and Bylaws have been furnished to PEC and PDC.

              SECTION 3.4 Environmental Matters.

              (a) Except to the extent that the inaccuracy of any of the following, individually or in the aggregate, would not have a Material Adverse Effect on Padre, to the Actual Knowledge of Padre:

                  (i) Padre holds, and is in compliance with and has been in compliance with for the last three years, all Environmental Permits, and is otherwise in substantial compliance and has been in substantial compliance for the last three years with, all applicable Environmental Laws and there is no condition that is reasonably likely to prevent or materially interfere prior to the Closing Date with compliance by Padre with Environmental Laws;

                  (ii) no modification, revocation, reissuance, alteration, transfer or amendment of any Environmental Permit, or any review by, or approval of, any third party of any Environmental Permit is required in connection with the execution or delivery of this Agreement or the consummation by Padre of the transactions contemplated hereby or the operation of the business of Padre on the date of the Closing;

                  (iii) Padre has not received any Environmental Claim, nor has any Environmental Claim been threatened against Padre;

                  (iv) Padre has not entered into, agreed to or is not subject to any outstanding judgment, decree, order or consent arrangement with any governmental authority under any Environmental Laws, including without limitation those relating to compliance with any Environmental Laws or to the investigation, cleanup, remediation or removal of Hazardous Materials;

                  (v) there are no circumstances that are reasonably likely to give rise to liability under any agreements with any person pursuant to which Padre would be required to defend, indemnify, hold harmless, or otherwise be responsible for any violation by or other liability or expense of such person, or alleged violation by or other liability or expense of such person, arising out of any Environmental Law; and

                  (vi) there are no other circumstances or conditions that are reasonably likely to give rise to liability of Padre under any Environmental Laws.

              (b) For purposes of this Agreement, the terms below shall have the following meanings:

                  "Acknowledge Knowledge of Padre" means the present awareness of T Billings.

                  "Environmental Claim" means any written complaint, notice, claim, demand, action, suit or judicial, administrative or arbitrable proceeding by any person to Padre asserting liability or potential liability (including without limitation, liability or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damage, personal injury, fines or penalties) arising out of, relating to, based on or resulting from (i) the presence, discharge, emission, release or threatened release of any Hazardous Materials at any location, (ii) circumstances forming the basis of any violation or alleged violation of any Environmental Laws or Environmental Permits, or (iii) otherwise relating to obligations or liabilities of Padre under any Environmental Law.

                  "Environmental Permits" means all permits, licenses, registrations, exemptions and other governmental authorizations required under Environmental Laws for Padre to conduct its operations as presently conducted.

                  "Environmental Laws" means all applicable foreign, federal, state and local statutes, rules, regulations, ordinances, orders, decrees and common law relating in any manner to pollution or protection of the environment, to the extent and in the form that such exist at the date hereof.

                  "Hazardous Materials" means all hazardous or toxic substances, wastes, materials or chemicals, petroleum (including crude oil or any fraction thereof) and petroleum products, asbestos and asbestos-containing materials, pollutants, contaminants and all other materials and substances, including but not limited to radioactive materials regulated pursuant to any Environmental Laws or that could result in liability under any Environmental Laws.

              SECTION 3.5 Title. Set forth in Annex 1 and Annex 2 is a description of the Drilling Rigs, Equipment and Rolling Stock and of the Real Property, respectively, which description is accurate and complete in all material respects. Padre has good and, in the case of the Real Property, indefeasible title to a 100% interest in the Drilling Rigs, Equipment and Rolling Stock and in the Real Property, subject, in each case, to no Liens except for (i) Liens for taxes not yet delinquent or the validity of which is being contested in good faith; and (ii) any Liens arising by operation of law securing obligations not yet overdue. For purposes of this Agreement "Liens" means liens, mortgages, pledges, security interests, encumbrances, claims or charges of any kind.

              SECTION 3.6 Labor Matters. (i) Padre is not a party to any collective bargaining agreement or other material contract or agreement with any labor organization or other representative of employees nor is any such contract being negotiated; (ii) there is no material unfair labor practice charge or complaint pending nor, to the knowledge of the executive officers of Padre, threatened, with regard to employees of Padre; (iii) there is no labor strike, material slowdown, material work stoppage or other material labor controversy in effect, or, to the knowledge of the executive officers of Padre, threatened against Padre; (iv) as of the date hereof, no representation question exists, nor to the knowledge of the executive officers of Padre are there any campaigns being conducted to solicit cards from the employees of Padre to authorize representation by a labor organization; (v) Padre is not party to, or is not otherwise bound by, any consent decree with any governmental authority relating to employees or employment practices of Padre; and (vi) Padre is in compliance with all applicable agreements, contracts and policies relating to employment, employment practices, wages, hours and terms and conditions of employment of the employees, except where the failure to be in compliance with each such agreement, contract and policy would not, either singly or in the aggregate, have a Material Adverse Effect on Padre.

              SECTION 3.7 Drilling Contracts. Padre is not a party to any Drilling Contracts (as defined in Section 4.3 hereof) which have not been completed as of the date hereof.

              SECTION 3.8 Litigation. There is no suit, action, investigation or proceeding pending or, to the knowledge of the executive officers of Padre, threatened against Padre at law or in equity before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, that would impair the ability of Padre to perform its obligations hereunder or to consummate the transactions contemplated hereby, and there is no judgment, decree, injunction, rule or order of any court, governmental department, commission, board, bureau, agency, instrumentality or arbitrator to which Padre is subject that would impair the ability of Padre to perform its obligations hereunder or to consummate the transactions contemplated hereby.

              SECTION 3.9 Drilling Rigs, Equipment and Rolling Stock. Annex 1 sets forth or incorporates by reference a list of all drilling rigs, equipment and rolling stock relating to the contract drilling operations of Padre, which list is true, correct and complete in all material respects, all of which drilling rigs, equipment and rolling stock are included in the Drilling Rigs, Equipment and Rolling Stock.

              SECTION 3.10 Brokers. No broker, investment banker or other person is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Padre, except for Steven B. Erickson. Padre will be solely responsible for paying Mr. Erickson for his services.

              SECTION 3.11 Vote of the Padre Stockholders. No vote of the stockholders of Padre is required by law, the Articles of Incorporation or Bylaws of Padre or otherwise to adopt this Agreement and approve the Transaction.


                                   ARTICLE IV
                              ADDITIONAL AGREEMENTS

              SECTION 4.1 Fees and Expenses. All costs and expenses incurred by PEC or PDC in connection with this Agreement and the transactions contemplated hereby shall be paid by PEC; such costs and expenses incurred by Padre shall be paid by Padre.

              SECTION 4.2 Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Transaction and the other transactions contemplated by this Agreement and the prompt satisfaction of the conditions hereto.

              SECTION 4.3 Padre Performance of Drilling Contracts. Padre shall fully perform all obligations of Padre under each of the contract drilling contracts (collectively, the "Drilling Contracts") to which Padre is a party as of the Closing Date, if any.

              SECTION 4.4 Padre and T Billings Indemnification. On and after the date of Closing, Padre and Thomas J. Billings ("T Billings"), the Chairman of the Board of Padre, shall jointly and severally indemnify and hold PEC and PDC harmless against and in respect of all actions, suits, demands, judgments, costs and expenses (including reasonable attorneys' fees of PEC or PDC), relating to any misrepresentation, breach of any representation or warranty or non-fulfillment of any agreement on the part of Padre contained in this Agreement. This indemnification provided for in this
Section 4.4 shall terminate and be of no further force and effect two years from the Closing Date, except as to any representation or warranty as to which a written notice of claim for indemnification has been given to Padre and T Billings prior to the expiration of such two-year period.

              SECTION 4.5 PEC and PDC Indemnification. On and after the Closing Date, PEC and PDC shall jointly and severally indemnify and hold Padre harmless against and in respect of all actions, suits, demands, judgments, costs and expenses (including reasonable attorneys' fees of Padre) relating to (i) any misrepresentation, breach of any representation or warranty or non-fulfillment of any agreement on the part of PEC or PDC contained in this Agreement or the Memorandum, or (ii) any of the drilling contracts entered into by PDC or PEC on or after the Closing Date involving the drilling rigs included as a part of the Drilling Rigs, Equipment and Rolling Stock.

              SECTION 4.6 Public Announcements. Unless otherwise required by law or the rules and regulations of the SEC or the Nasdaq National Market, neither PDC, PEC nor Padre shall issue (a) any press release or make any public statement with respect to the Transaction prior to Closing, or (b) any press release or make any public statement with respect to the Transaction after Closing which discloses the Purchase Consideration.

              SECTION 4.7 Nasdaq National Market. PEC shall use its reasonable best efforts to list on the Nasdaq National Market, upon official notice of issuance to Padre, the shares of PEC Common Stock to be issued in connection with the Transaction.

              SECTION 4.8 Personal Property Taxes. Padre and PDC agree that ad valorem taxes for 1999 on the Drilling Rigs, Equipment and Rolling Stock shall be prorated between Padre and PDC to the Closing Date. The parties agree that the proration of these ad valorem taxes shall be based on the 1999 property tax statement or statements for ad valorem taxes on the Drilling Rigs, Equipment and Rolling Stock. The prorations shall be made promptly upon receipt of these tax statements. Padre agrees that PDC shall have the right to protest the 1999 appraised property values on the Drilling Rigs, Equipment and Rolling Stock. If PDC elects to do so, Padre will execute and deliver to PDC such documents as PDC may request in connection with its protest.

              SECTION 4.9 Sales and Transfer Taxes. Padre and PDC agree that Padre will be pay all sales and transfer taxes, if any, attributable to the sale hereby of the Drilling Rigs and Equipment, and PDC will pay all sales and transfer taxes, if any, attributable to the sale hereby of the Rolling Stock.


                                    ARTICLE V
                     CONDITIONS PRECEDENT TO THE TRANSACTION

              SECTION 5.1 Conditions to Each Party's Obligation to Effect the Transaction. The respective obligations of each party to effect the Transaction shall be subject to the fulfillment or waiver (where permissible) at or prior to the date of Closing of each of the following conditions:

              (a) Nasdaq National Market Listing. The 800,000 shares of PEC Shares issuable on the Closing Date pursuant to this Agreement shall have been authorized for listing on the Nasdaq National Market upon official notice of issuance.

              (b) No Order. No Governmental Entity or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of prohibiting the Transaction; provided that, in the case of any such decree, injunction or other order, each of the parties shall have used reasonable best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as practicable any decree, injunction or other order that may be entered.

              (c) Lease with Option to Purchase. The Lease with Option to Purchase relating to the Real Property in the form attached hereto as Exhibit A shall have been executed and delivered by PDC and Padre.

              (d) Registration Rights Agreement. The Registration Rights Agreement, relating to the PEC Shares, in the form attached hereto as Exhibit B shall have been executed and delivered by Padre and PEC.

              SECTION 5.2 Conditions to Obligation of Padre to Effect the Transaction. The obligation of Padre to effect the Transaction shall be subject to the fulfillment at or prior to the Closing of the following additional conditions; provided that Padre may waive any of such conditions in its sole discretion:

                  (a) Performance of Agreements and Representations and Warranties. PEC and PDC shall have performed in all material respects each of their agreements contained in this Agreement required to be performed on or prior to the Closing, and each of the representations and warranties of PEC and PDC contained in this Agreement shall be true and correct on and as of the Closing Date as if made on and as of such date.

                  (b) Officers' Certificate. PEC and PDC shall have furnished to Padre a certificate, dated the Closing, signed by the respective appropriate officers of PEC and PDC, certifying to the effect that to the best of the knowledge and belief of each of them, the conditions set forth in Section 5.1 and Section 5.2(a) have been satisfied in full.

                  (c) Opinion of Baker & Hostetler LLP. Padre shall have received an opinion from Baker & Hostetler LLP, counsel to PEC and PDC, dated the Closing Date, substantially to the effect that:

                  (i) The incorporation, existence and good standing of PEC and PDC are as stated in this Agreement; the authorized shares of PEC and PDC are as stated in this Agreement; all outstanding shares of PEC Common Stock are duly and validly authorized and issued, fully paid and nonassessable and have not been issued in violation of any preemptive right of any stockholders.

                  (ii) Each of PEC and PDC has full corporate power and authority to execute, deliver and perform this Agreement and this Agreement has been duly authorized, executed and delivered by PEC or PDC, as the case may be, and (assuming due and valid authorization, execution and delivery by Padre) constitutes the legal, valid and binding agreement of PEC and PDC, enforceable against PEC and PDC in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), and except as rights to indemnity may be limited by applicable law.

                  (iii) The execution and performance by PEC and PDC of this Agreement will not violate the Certificate of Incorporation or Bylaws of PEC or PDC, respectively, and, to the knowledge of such counsel, will not violate, result in a breach of or constitute a default under any material lease, mortgage, contract, agreement, instrument, law, rule, regulation, judgment, order or decree to which PEC or PDC is a party or by which they or any of their properties or assets may be bound.

                  (iv) To the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental agency or body which has not been obtained is required on behalf of PEC and PDC for the consummation of the transactions contemplated by this Agreement.

                  (v) To the knowledge of such counsel, there are no actions, suits or proceedings, pending or threatened against or affecting PEC or PDC by any Governmental Entity which seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement.

                  (vi) The shares of PEC Common Stock to be issued pursuant to this Agreement will be, when so issued, duly authorized, validly issued and outstanding, fully paid and nonassessable.

                  (vii) The 800,000 PEC Shares have been authorized for listing on the Nasdaq National Market subject to official notice of issuance.

In rendering such opinion, counsel for PEC may rely as to matters of fact upon the representations of officers of PEC or PDC contained in any certificate delivered to such counsel and certificates of public officials. Such opinion shall be limited to the General Corporation Law of the State of Delaware and the laws of the United States of America and the State of Texas.

              (d) Delivery of Purchase Consideration. PEC and PDC shall have made delivery of the Purchase Consideration as provided in Section 1.2 of this Agreement.

              SECTION 5.3 Conditions to Obligations of PEC and PDC to Effect the Transaction. The obligations of PEC and PDC to effect the Transaction shall be subject to the fulfillment at or prior to the Closing of the following additional conditions, provided that PEC may waive any such conditions in its sole discretion:

              (a) Performance of Obligations; Representations and Warranties. Padre shall have performed in all material respects each of its agreements contained in this Agreement required to be performed on or prior to the Closing and each of the respective representations and warranties of Padre contained in this Agreement shall be true and correct on and as of the Closing as if made on and as of such date.

              (b) Officers' Certificate. Padre shall have furnished to PEC a certificate, dated the Closing, certifying to the effect that to the best of the knowledge and belief of Padre, the conditions set forth in Section 5.1 and
Section 5.3(a) have been satisfied.

              (c) Opinion of The Kleberg Law Firm, a Professional Corporation. PEC shall have received an opinion from The Kleberg Law Firm, a Professional Corporation, counsel to Padre, dated the Closing Date, substantially to the effect that:

                  (i) The incorporation, existence and good standing of Padre are as stated in this Agreement.

                  (ii) Padre has full corporate power and authority to execute, deliver and perform this Agreement and its Non-Competition Agreement, and this Agreement and its Non-Competition Agreement have each been duly authorized, executed and delivered by Padre, and each (assuming the due and valid authorization, execution and delivery by PEC and PDC) constitutes the legal, valid and binding agreement of Padre enforceable against Padre in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), and except as rights to indemnity may be limited by applicable law.

                  (iii) The execution and performance by Padre of this Agreement and its Non-Competition Agreement will not violate the Articles of Incorporation or Bylaws of Padre and will not violate, result in a breach of, or constitute a default under, any material lease, mortgage, contract, agreement, instrument, law, rule, regulation, judgment, order or decree known to such counsel to which Padre is a party or to which it or any of its properties or assets may be bound.

                  (iv) To the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental agency or body which has not been obtained is required on behalf of Padre for consummation of the transactions contemplated by this Agreement.

                  (v) To the knowledge of such counsel, there are no actions, suits or proceedings, pending or threatened against or affecting Padre by any Governmental Entity which seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement.

                  (vi) The Non-Competition Agreement between PEC, PDC and T Billings constitutes the legal, valid and binding agreement of T Billings enforceable against him in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), and except as rights to indemnity may be limited by applicable law.

In rendering such opinion, counsel for Padre may rely as to matters of fact upon the representations of officers of Padre contained in any certificate delivered to such counsel and certificates of public officials. Such opinion shall be limited to the laws of the United States of America and the State of Texas.

              (d) Bill of Sale and Assignment. Padre shall have executed and delivered the Bill of Sale and Assignment, in the form attached hereto as Exhibit C, covering the Drilling Rigs, Equipment and Rolling Stock set forth on Annex 1.

              (e) Non-Competition Agreements. A Non-Competition Agreement in the respective forms attached hereto as Exhibits D(I) and D(II) shall have been executed and delivered by PEC, PDC and Padre or T Billings, as the case may be.

              (f) Titles. Padre shall have endorsed and delivered the title certificates to the Rolling Stock described in Annex 1.

              (g) Investment Representation Letter. Padre shall have executed and delivered an investment representation letter substantially in the form attached hereto as Exhibit E.


                                   ARTICLE VI
                             POST-CLOSING AGREEMENTS

              Section 6.1 Purchase Option. Padre agrees that PEC shall have the option ("Option"), exercisable as provided in this Section, to purchase from Padre up to 300,000 PEC Shares (the "PEC Option Shares") at a price of $5.50 per share (the "Option Price"). Except as provided below in this Section, the Option may be exercised on, but only on, the third Trading Day after the first anniversary of the date on which the PEC Option Shares are issued to Padre pursuant to Section 1.2 of this Agreement, this date being referred to herein as the "Option Date." For example, if the PEC Option Shares were issued to Padre on January 27, 1999, the Option Date would be February 1, 2000. The Option must be exercised by giving written notice to Padre specifying the number of PEC Option Shares as to which the Option is exercised accompanied by a certified or bank check for the full amount of the purchase price. Padre agrees that it will not sell, transfer or otherwise dispose of any of the PEC Option Shares before the Option Date or the earlier expiration of the Option as provided in the next two sentences of this Section. If PEC shall cease to exist as a separate corporate entity prior to the Option Date other than as a result of a Change of Control, the Option described in this Section shall become null and void. If in connection with a Change of Control the PEC Shares are converted into cash, the Option may be exercised by PEC on, but only on, the Trading Day immediately preceding the closing date of such Change of Control. If in connection with a Change of Control the PEC Shares are converted into stock or securities of the surviving corporation (collectively, the "Surviving Stock"), then the surviving corporation shall have the option to purchase up to 100% of the Surviving Stock on the Option Date by paying to Padre an amount equal to the product of (i) the percentage of the Surviving Stock as to which the option is exercised, times
(ii) $1,650,000. The surviving corporation may exercise its option in the same manner as required of PEC under this Section. In the event of a stock dividend or stock split of the shares of PEC Common Stock prior to the Option Date, the number of PEC Option Shares and the Option Price shall be contemporaneously increased or decreased, as the case may be, in inverse proportions in the manner provided in Section 1.2(c) of this Agreement.


                                   ARTICLE VII
                               GENERAL PROVISIONS

              SECTION 7.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent by overnight courier or telecopied (with a confirmatory copy sent by overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

              (a) if to PEC or PDC, to:

                           Patterson Energy, Inc.
                           4510 Lamesa Highway
                           P.O. Drawer 1416
                           Snyder, Texas   79550
                           Attention:       Cloyce A. Talbott
                                            Chairman and Chief Executive Officer
              with copies to:

                           Thomas H. Maxfield, Esq.
                           Baker & Hostetler LLP
                           303 East 17th Avenue, Suite 1100
                           Denver, Colorado   80203-1264

              (b) if to Padre, to:

                           Thomas J. Billings
                           1111 Hermann Drive 14D
                           Houston, Texas  77004

              with copies to:

                           Richard L. Leshin, Esq.
                           The Kleberg Law Firm, P.C.
                           Suite 900 North Tower
                           800 N. Shoreline Blvd.
                           Corpus Christi, Texas  78401

              SECTION 7.2 Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated, and the words "hereof," "herein" and "hereunder" and similar terms refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context otherwise requires. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

              SECTION 7.3 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

              SECTION 7.4 Entire Agreement; No Third-Party Beneficiaries. This Agreement, including the documents and instruments referred to herein, (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties any rights or remedies hereunder; provided, however, that legal counsel for the parties hereto may rely upon the representations and warranties contained herein and in the certificates delivered pursuant to Sections 5.2(c) and 5.3(c).

              SECTION 7.5 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

              SECTION 7.6 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties; provided, however, that Padre may assign some or all of its rights under this Agreement to T Billings. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

              SECTION 7.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions be consummated as originally contemplated to the fullest extent possible.

              SECTION 7.8 Enforcement of This Agreement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

              IN WITNESS WHEREOF, PEC, PDC and Padre have executed this Agreement as of the date first written above.

                          PEC:

                          PATTERSON ENERGY, INC.


                          By: /s/ JAMES C. BROWN
                             ----------------------------------------------
                                James C. Brown
                                Vice President - Finance


                          PDC:

                          PATTERSON DRILLING COMPANY


                          By: /s/ JAMES C. BROWN
                             ----------------------------------------------
                                James C. Brown
                                Vice President - Finance


                          PADRE:

                          PADRE INDUSTRIES, INC.


                          By: /s/ THOMAS J. BILLINGS
                             ----------------------------------------------
                                Thomas J. Billings
                                Chairman of the Board

              TO INDUCE PATTERSON ENERGY, INC. AND PATTERSON DRILLING COMPANY TO ENTER INTO THIS AGREEMENT AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, THE UNDERSIGNED, BEING AN OFFICER, DIRECTOR AND STOCKHOLDER OF PADRE INDUSTRIES, INC, HEREBY ACCEPTS AND AGREES TO BE BOUND BY THE INDEMNIFICATION PROVISIONS OF SECTION 4.4 OF THE ABOVE AGREEMENT.

                                   /s/ THOMAS J. BILLINGS
                                   ---------------------------------------------
                                   Thomas J. Billings

                                     ANNEX 1
                                       TO
                                    AGREEMENT


              DESCRIPTION OF DRILLING RIGS, EQUIPMENT AND ROLLING STOCK


A.       Drilling Rigs and Equipment

         Rig No.                                     Drawworks Manufacturer
         -------                                     ----------------------

         Rig No. 4................................... RMI Model 4610
         Rig No. 7 .................................. Skytop Model H4610
         Rig No. 8 .................................. Skytop Model H14610
         Rig No. 9................................... RMI Model 4610
         Rig No. 10.................................. RMI Model 4610

         All parts and equipment, including engines, mud pumps, hooks and blocks, derricks, substructures, rotary tables, blow-out prevention equipment, drill bits and all tubular goods on the rigs and in the yard owned by Padre, all of which are set forth on Attachment A to Appendix I to the Bill of Sale and Assignment attached to this Agreement as Exhibit C.

B.       Rolling Stock

         All rolling stock set forth on Attachment B to Appendix I to the Bill of Sale and Assignment attached to this Agreement as Exhibit C.

                                                                       EXHIBIT A

                         [LEASE WITH OPTION TO PURCHASE]

                                                                       EXHIBIT B

                          REGISTRATION RIGHTS AGREEMENT



         This Registration Rights Agreement ("Agreement") is made and entered into as of the ___ day of January, 1999, by and between Patterson Energy, Inc., a Delaware corporation (hereinafter called the "Company"), and Padre Industries, Inc., a Texas corporation (hereinafter called "Padre").

         WHEREAS, pursuant to that certain Agreement of even date herewith (the "Asset Purchase Agreement"), by and between the Company and Padre, the Company has agreed to issue 800,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock") to Padre; and

         WHEREAS, this Agreement is being entered into in connection with and as a condition to the parties closing the transactions contemplated under the Asset Purchase Agreement.

         NOW, THEREFORE, the parties hereto agree as follows:

         1. Certain Definitions. As used in this Agreement the following terms shall have the following respective meanings:

              "Affiliate" shall mean a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

              "Closing Date" shall mean the date on which the Shares are issued to the Holder.

              "Commission" shall mean the United States Securities and Exchange Commission and any successor federal agency having similar powers.

              "Exchange Act" shall mean the Securities Exchange Act of 1934, or any successor thereto, as the same shall be amended from time to time.

              "Holder" shall mean Padre and its successors and assigns, and any subsequent successors and assigns, of the Registrable Securities or any portion thereof.

              The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

              "Registrable Securities" shall mean (i) the Shares (as defined below) and (ii) any securities issued or issuable with respect to the Shares by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

              "Registration Expenses" shall mean all expenses incurred by Company in connection with the Company's complying with Section 3 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses and accountants' expenses, including without limitation, any special audits or "comfort" letters incidental to or required by any such registration and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities (but excluding underwriting discounts and commissions).


                                    Ex. B-1

              "Requesting Holder" shall mean any Holder of Registrable Securities who shall request registration of Registrable Securities pursuant hereto.

              "Securities Act" shall mean the Securities Act of 1933, or any successor thereto, as the same shall be amended from time to time.

              "Shares" shall mean 500,000 shares of the total 800,000 shares of Common Stock.

         2. Restrictions on Transfer. The Shares are being acquired for investment for Padre's own account and not as a nominee or agent and not with a present view to the resale or distribution of any part thereof, except in compliance with the Securities Act. Padre acknowledges that the Shares are considered "restricted securities" within the meaning of the Securities Act.

         3.   Registration Under Securities Act, etc.

              3.1  Incidental Registration.

                   (a) Right to Include Registrable Securities. If during the one-year period ending on the first anniversary of this Agreement the Company proposes to register any of its equity securities under the Securities Act, whether or not for sale for its own account, on a form and in a manner which would permit registration of Registrable Securities for sale to the public under the Securities Act, it will each such time give prompt written notice to all Holders of its intention to do so, describing such securities and specifying the form and manner and the other relevant facts involved in such proposed registration and upon the written request of any such Holder delivered to the Company within twenty (20) business days after the giving of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Holder and the intended method or methods of disposition thereof), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by Holders to the extent requisite to permit the disposition (in accordance with the intended methods as aforesaid) of the Registrable Securities so to be registered, provided that
              (i) if, at any time after giving such written notice of its intention to register any of its securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company may, at its election give written notice of such determination to each Holder and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith as provided herein); (ii) if (A) the registration so proposed by the Company involves an underwritten primary registration on behalf of the Company to be distributed (on a firm commitment basis) by or through one or more underwriters of recognized standing under underwriting terms appropriate for such a transaction, and (B) the managing underwriter of such underwritten offering shall advise the Company in writing that, in its good faith judgment, all the shares to be offered by the Company and other parties are greater than can be accommodated without interfering with the successful marketing of all the securities to be then offered publicly for the account of the Company, then the managing underwriter or underwriters shall include in such registration (1) first, the securities the Company proposes to register to sale, and (2) second, the Registrable Securities requested to be included in such registration by the Requesting Holders, pro rata, and (3) any other securities requested by persons other than Holders to be included in such registration, if any, pro rata; (iii) if (A) the registration so proposed by the Company is an underwritten secondary registration on behalf of holders

                                    Ex. B-2
              of the Company's securities, to be distributed (on a firm commitment basis) by or through one or more underwriters of recognized standing under underwriting terms appropriate for such a transaction, and (B) the managing underwriter of such underwritten offering shall advise the Company in writing that, in its good faith judgment, all the shares to be offered by such requesting holder, the Company and other parties are greater than can be accommodated without interfering with the successful marketing of all of the securities to be then offered publicly for the account of the Company, then the managing underwriter shall include in such registration (1) first, the securities requested to be included therein by the holders requesting such registration, (2) second, the securities which are Registrable Securities, (3) any securities to be included in such registration on behalf of the Company, and (4) any other securities requested by persons other than Holders to be included in such registration, if any, pro rata.

                   (b) Expenses. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities pursuant to this Agreement.

              3.2 Registration Procedures. If and whenever the Company effects the registration of any Registrable Securities under the Securities Act as provided in Section 3.1, the Company will promptly:

                   (a) prepare and (in any event within sixty (60) days) file with the Commission a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective, such registration statement to comply as to form and content in all material respects with the Commission's forms, rules and regulations.

                   (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities and other securities covered by such registration statement until the earlier of (i) such time as all of such Registrable Securities and other securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement or (ii) the expiration of six (6) months in the case of a registration of Registrable Securities, after such registration statement becomes effective, and will furnish to each such seller prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus and shall not file any such amendment or supplement to which any such seller shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

                   (c) furnish to each seller of Registrable Securities one
              originally executed registration statement, with all amendments, supplements and additional documentation; such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits) as such seller may reasonable request; such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) as required by the Securities Act as such seller may reasonably request; such documents, if any, incorporated by reference in such registration statement or prospectus; and such other documents as such seller may reasonable request.

                                    Ex. B-3

                   (d) use its reasonable best efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities or blue sky laws of such jurisdiction as each seller shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement stays in effect, and do any and all other acts and things which may be necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of its Registrable Securities covered by such registration statement, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (d) be obligated to be so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

                   (e) otherwise use its best efforts to comply with all
              applicable rules and regulations of the Commission, and make available to its securities holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first month of the first fiscal quarter after the effective date of such registration statement, if such earnings statement is necessary to satisfy the provisions of Section 11(a) of the Securities Act;

                   (f) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement; and

                   (g) use its reasonable best efforts to list all Common Stock covered by such registration statement on each securities exchange on which any Common Stock is then listed or quote all such Common Stock on NASDAQ if the Company's Common Stock is quoted on NASDAQ, or, if the Company's Common Stock is not then quoted on NASDAQ or listed on any national securities exchange, use its best efforts to have such Common Stock covered by such registration statement quoted on NASDAQ or, at the option of the Company, listed on a national securities exchange.

The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing and as shall be required by law or by the Commission in connection therewith.

              3.3  Underwritten Offerings.

                   (a) Inclusion of Registrable Securities. If the Company at
              any time proposed to register any of its securities under the Securities Act as contemplated by Section 3.1 and such securities are to be distributed by or through one or more underwriters, the Company will use its best efforts, if requested by any Holder who requests incidental registration of Registrable Securities in connection therewith pursuant to Section 3.1, to arrange for such underwriters to include the Registrable Securities to be offered and sold by such Holder among the securities to be distributed by or through such underwriters; provided that, for purposes of this sentence, best efforts shall not require the Company to reduce the amount of sales price of such securities proposed to be distributed by or through such underwriters. Holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Holders of Registrable Securities. The Company will


                                    Ex. B-4
              cooperate with such Holders to the end that the conditions precedent to the obligations of such Holders under such underwriting agreement shall not include conditions that are not customary in underwriting agreements with respect to combined primary and secondary distributions and shall be otherwise satisfactory to such Holders. No such Holder shall be required by the Company to make any representations or warranties other than reasonable representations, warranties or agreements regarding such Holder, such Holder's Registrable Securities and such Holder's intended method or methods of distribution and any other representations required by law.

                   (b) Holdback Agreements. If any registration pursuant to
              Section 3.1 shall be in connection with an underwritten public offering, each Holder of Registrable Securities agrees by acquisition of such Registrable Securities, if so required by the managing underwriter, not to effect any public sale or distribution of Registrable Securities (other than as part of such underwritten public offering) within seven (7) days prior to the effective date of such registration statement or ninety (90) days after the effective date of such registration statement.

              3.4  Indemnification.

                   (a) Indemnification by the Company. In the event of any
              registration of any securities of the Company under the Securities Act, the Company will, and hereby does, indemnify and hold harmless Holder, its directors, trustees, employees, and officers and each other person, if any, who controls Holder within the meaning of the Securities Act, in each case, against any losses, claims, damages, liabilities or expenses, joint or several (including, without limitation, the costs and expenses of investigating, preparing for and defending any legal proceeding, including reasonable attorney's fees), to which such Holder or any such director, trustee, officer, employee or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse Holder and each such director, trustee, officer, employee, and controlling person for any legal or any other expenses incurred by them in connection with investigating or defending or settling any such loss, claim, liability, action or proceeding; provided that the Company shall not be liable in any such case to the extent that any loss, claim, damage, liability or expense (or action or proceeding in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by Holder or any such director, trustee, officer, employee or controlling person specifically stating that it is for use in preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Holder or any such director, trustee, officer, employee or controlling person and shall survive the transfer of such securities by Holder. The Company will make provision for contribution in lieu of any such indemnity that may be disallowed as shall be reasonably requested by Holder.


                                    Ex. B-5

                   (b) Indemnification by Holder. In the event of any
              registration of any securities of the Company under the Securities Act (pursuant to which Holder sells Registrable Securities covered by such registration statement), Holder will, and hereby does, indemnify and hold harmless the Company, each director of the Company, each officer of the Company who shall sign such registration statement and each other person, if any, who controls the Company within the meaning of the Securities Act from and against losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of material fact contained in such registration statement, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by Holder specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by Holder.

                   (c) Notice of Claims, etc. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 3.4, such person (hereinafter called the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (hereinafter called the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any other party the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The indemnifying party shall not be liable for the settlement of any proceeding effected without its written consent, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

                   (d) Indemnification Unavailable. If the indemnification
              provided for in this Section 3.4 is unavailable as a matter of law to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under any such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by such indemnified party on the one hand and the indemnifying parties on the other or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, or such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of such indemnified party on the one hand and the indemnifying parties on the other in connection with the statement or omissions which resulted in such losses, claims,

                                    Ex. B-6
              damages or liabilities, as well as any other relevant equitable considerations. The relative fault of such indemnified party and the indemnifying parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by such parties and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant to this Section 3.4(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating, defending or settling any such action or claim.

                   (e) No Settlement, etc. No indemnifying party shall, except with the written consent of the indemnified party, consent to entry of any judgment or entry into settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or action. No Holder or person controlling such Holder other than the Company shall be obligated to make contribution hereunder that in the aggregate exceeds the total public offering price of the Registrable Securities sold by such Holder, less the aggregate amount of any damages that such Holder and its controlling persons have otherwise been required to pay in respect to the same claim or any substantially similar claim. The obligations of such Holders to contribute are several in proportion to their respective ownership of the securities covered by such registration statement and not joint.

                   (f) Indemnity Operative and in Full Force. The indemnity and contribution agreements contained in this Section 3.4 shall remain operative and in full force and effect regardless of any termination of this Agreement.

         4. Rule 144. At all times following completion by the Company of its initial public offering of equity securities pursuant to registration in accordance with the Securities Act, the Company shall take such action as Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or
(b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

         5. Amendments and Waivers. This Agreement may be amended, and the Company may take any action herein prohibited or omit to perform any act herein required to be performed by it, only if the Company shall have obtained a written consent to such amendment, action or omissions to act of the Holder or Holders of at least 51% or more of the shares of Registrable Securities (and, in the case of any amendment, action or omission to act which adversely affects any Holder of Registrable Securities or a group of holders of Registrable Securities, the written consent of each such Holder or each member of such group).

         6. Nominees for Beneficial Owners. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election, be treated as the Holder of such Registrable Securities for purposes of any request or other action by any Holder or Holders of Registrable Securities pursuant to this Agreement or any determination of any number or

                                     Ex. B-7
percentage of shares of Registrable Securities held by any Holder or Holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

         7. Notices. Notices and other communications under this Agreement shall be in writing and shall be sent by registered mail, postage prepaid, addressed:

              (a) to any Holder at the address provided to the Company in writing by such Holder or as shown on stock transfer books of the Company unless such Holder has advised the Company in writing of a different address as to which notices shall be sent under this Agreement, and

              (b) if to the Company at P.O. Drawer 1416, Snyder, Texas 79550 to the attention of its President or to such other address as the Company shall have furnished to each Holder.

         8. Assignment. This Agreement may not be assigned by either party without the prior written consent of the other party; provided that Padre may assign this Agreement to an Affiliate of Padre without the prior written consent of the Company, but with reasonably prompt notice to the Company of such assignment.

         9. Miscellaneous. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not, and, in particular, shall inure to the benefit of and be enforceable by, any Holder or Holders of Registrable Securities. This Agreement embodies the entire agreement and understanding between the Company and the other parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Texas. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                            PATTERSON ENERGY, INC.


                            By:
                               -------------------------------------------------
                               James C. Brown
                               Vice President - Finance


                            PADRE INDUSTRIES, INC.



                            By:
                               -------------------------------------------------
                               Thomas J. Billings
                               President


                                     Ex. B-8

                                                                       EXHIBIT C


                           BILL OF SALE AND ASSIGNMENT


              KNOW ALL MEN BY THESE PRESENTS, that, pursuant to that certain Agreement, dated January ___, 1999 (the "Agreement"), among PATTERSON ENERGY, INC., a Delaware corporation ("PEC"), PATTERSON DRILLING COMPANY ("PDC"), a Delaware corporation wholly owned by PEC, and PADRE INDUSTRIES, INC. ("Padre"), a Texas corporation (Padre is referred to herein as the "Assignor"), the Assignor, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby grants, bargains, sells, conveys and transfers unto PDC (the "Assignee"), all of the Assignor's right, title and interest in and to the Drilling Rigs, Equipment and Rolling Stock set forth in Appendix I attached hereto and incorporated herein by this reference ("Assets").

              Assignor disclaims to the maximum extent permitted by law any and all implied warranties (other than with respect to title) concerning the Assets.

              TO HAVE AND TO HOLD the same unto the Assignee and the Assignee's successors and assigns forever. The Assignor hereby covenants and agrees that it has the full right, power and authority to sell, convey and transfer the foregoing property to the Assignee pursuant to this Bill of Sale and Assignment.

              IN WITNESS WHEREOF, the Assignor has caused this Bill of Sale and Assignment to be duly executed by its duly authorized officer as of the ____ day of January, 1999.

                              PADRE:

                              PADRE INDUSTRIES, INC.


                              By:
                                 ----------------------------------------------
                                 Thomas J. Billings
                                 Chairman of the Board



                                    Ex. C-1

                                   APPENDIX I
                                       TO
                           BILL OF SALE AND ASSIGNMENT
                                      FROM
                             PADRE INDUSTRIES, INC.
                                       TO
                           PATTERSON DRILLING COMPANY
                            (List of Assets Assigned)


A.       Drilling Rigs and Equipment

         Rig No.                                     Drawworks Manufacturer
         -------                                     ----------------------

         Rig No. 4...............................     RMI Model 4610
         Rig No. 7 ..............................     Skytop Model H4610
         Rig No. 8 ..............................     Skytop Model H14610
         Rig No. 9...............................     RMI Model 4610
         Rig No. 10..............................     RMI Model 4610

         All parts and equipment, including engines, mud pumps, hooks and blocks, derricks, substructures, rotary tables, blow-out prevention equipment, drill bits and all tubular goods on the rigs and in the yard owned by Padre, all of which are set forth on Attachment A to this Appendix I to the Bill of Sale and Assignment.


B.       ROLLING STOCK

         All rolling stock set forth on Attachment B to this Appendix I to the Bill of Sale and Assignment.


                                    Ex. C-2

                                                                    EXHIBIT D(I)


                             PATTERSON ENERGY, INC.
                                       AND
                           PATTERSON DRILLING COMPANY

                            NON-COMPETITION AGREEMENT


              THIS NON-COMPETITION AGREEMENT is made and entered into this day of January, 1999 (this "Agreement"), between and among PATTERSON ENERGY, INC., a Delaware corporation ("PEC"), PATTERSON DRILLING COMPANY, a Delaware corporation ("PDC") wholly owned by PEC, and PADRE INDUSTRIES, INC., a Texas corporation ("Padre").


                                    RECITALS:

              A. Simultaneously with the execution of this Agreement, PDC has consummated the transactions contemplated by that certain Agreement, dated January 27, 1999 (the "Asset Purchase Agreement"), among PEC, PDC and Padre providing for, among other things, the purchase by PDC of the drilling rigs, related equipment and rolling stock owned by Padre and the lease by PDC of certain real property, with improvements thereon, owned by Padre.

              B. The execution and delivery of this Agreement is a condition to the consummation of the transactions contemplated by the Asset Purchase Agreement, and the parties are entering into this Agreement in order to fulfill such condition.

              NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

              1.  Period of Agreement.

              The period of this Agreement shall commence on the date hereof and remain in effect through the earlier of: (i) January 27, 2004, or (ii) 30 days after the date on which payments are to be made to Padre pursuant to Section 1.2 of the Asset Purchase Agreement, if the payments are not made during this 30-day period (the "Non-Compete Period").

              2.  Covenant Not to Compete.

              (a) Padre covenants and agrees that during the Non-Compete Period, Padre shall not, without the prior written consent of PEC and PDC, directly or indirectly, alone or in association with any other person, carry on, be engaged, concerned, or take part in, render services to, or own, share in the earnings of, or invest in the stock, bonds, or other securities of, any person which is engaged in the business of contract drilling oil and gas wells within the State of Texas (the "Competitive Business"); provided, however, that Padre may: (i) invest and/or engage in any business that routinely provides third-party services (as such term is commonly used in the contract oil and gas well drilling business) to a Competitive Business, but is not engaged in the actual conduct of a Competitive Business; or (ii) invest in stock, bonds, or other securities of any Competitive Business (but without otherwise participating in the Competitive Business) if: (A) such stock, bonds, or other securities are listed on any national securities exchange or are registered under Section 12(g) of the Securities Exchange Act of 1934, as amended; (B) the investment does not exceed, in the case of any class of capital stock of any one issuer, two percent



                                   Ex. D(I)-1

(2%) of the issued and outstanding shares, or, in the case of bonds or other securities of any one issuer, two percent (2%) of the aggregate principal amount thereof issued and outstanding; and (C) such investment would not prevent, directly or indirectly, the transaction of business by PEC or PDC or any affiliate of PEC or PDC with any state, district, territory, or possession of the United States or any governmental subdivision, agency, or instrumentality thereof by virtue of any statute, law, regulation or administrative practice. The period of time during which Padre is prohibited from engaging in certain activities by this Section shall be extended by the length of time during which Padre is in breach of the terms of this section.

              (b) It is understood by and between the parties hereto that the foregoing covenant by Padre not to enter into competition with PEC or PDC as set forth in Section 2(a) hereof is an essential element of this Agreement and the Asset Purchase Agreement and that, but for the agreement of Padre to comply with such covenant, neither PEC nor PDC would have agreed to enter into this Agreement or the Asset Purchase Agreement. PEC and PDC on the one hand, and Padre on the other hand, have independently consulted with their respective counsel and have been advised in all respects concerning the reasonableness and propriety of such covenant, with specific regard to the nature of the business conducted by PEC and PDC and their respective affiliates. Padre also agrees that such covenant is reasonable in scope, geographic area, and duration, and that compliance with such covenant would not impose economic hardship on Padre.

              3.  Restrictions on Soliciting Business of PEC and PDC.

              Padre further covenants and agrees that during the Non-Compete Period, Padre will not, either for itself or for any other person or entity, directly or indirectly, engage in any of the following activities in a Competitive Business without the express prior written consent of PEC and PDC:

              (a) Solicit or hire any of the employees of PEC or PDC or solicit or take away any of PEC's or PDC's customers, lessors, or suppliers or attempt any of the foregoing;

              (b) Acquire or attempt to acquire rights providing any product or service in a Competitive Business within the territory described in Section 2 hereof; or

              (c) Engage in any act which would interfere with or harm any business relationship PEC or PDC has with any customer, lessor, employee, principal or supplier.

              4.  Specific Performance.

              Without intending to limit the remedies available to PEC or PDC, Padre acknowledges that PEC or PDC will have no adequate remedies at law if Padre violates the terms of Section 2 or 3, hereof. In such event, Padre agrees that PEC or PDC shall have the right, in addition to any other rights it may have, to obtain in any court of competent jurisdiction specific performance of such Sections of this Agreement or injunctive relief to restrain any breach or threatened breach thereof. Nothing herein shall be construed as prohibiting PEC or PDC from pursuing any other remedies available to PEC or PDC (whether at law or in equity) for such breach or threatened breach, including, without limitation, the recovery of monetary damages from Padre.

              The provisions of this Section 4 shall survive the expiration, termination or cancellation of this Agreement.


                                   Ex. D(I)-2

              5.  Attorneys Fees and Costs.

              If an action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys fees, costs and necessary expenses in addition to any other relief to which that party may be entitled. This provision is applicable to this entire Agreement.

              6.  Representations and Warranties of PEC, PDC and Padre.

              (a) Representations and Warranties of PEC and PDC. PEC and PDC hereby joint and severally represent and warrant to Padre that: (i) it has all requisite power to enter into and perform their obligations under this Agreement; (ii) this Agreement has been duly and validly authorized by all necessary corporate action on the part of PEC and PDC; (iii) the execution of this Agreement by PEC and PDC and performance of their obligations hereunder do not require the consent or approval of any other party; and (iv) this Agreement is a valid and binding obligation of PEC and PDC.

              (b) Representations and Warranties of Padre. Padre hereby represents and warrants to PEC and PDC that: (i) Padre has the capacity and power to enter into and perform obligations of Padre under this Agreement; (ii) Padre has duly and validly executed this Agreement; (iii) the execution of this Agreement and performance of obligations of Padre hereunder do not require the consent or approval of any other party; and (iv) this Agreement constitutes a valid and binding obligation of Padre.

              7.  General Provisions.

              (a) Compliance with Laws. The parties agree that they will comply with all applicable laws and regulations of government bodies or agencies in their respective performance of their obligations under this Agreement.

              (b) Governing Law and Construction. This Agreement will be governed by and construed in accordance with the laws of the State of Texas without reference to its conflict-of-laws principles. This Agreement's final form resulted from review and negotiations among the parties and their attorneys, and no part of this Agreement should be construed against any party on the basis of authorship.

              (c) Forum for Dispute Resolution. If any dispute arises among the parties concerning the interpretation or performance of any portion of this Agreement which the parties are unable to resolve themselves, and any party brings an action against any other party seeking a declaratory order, specific performance, damages, or any other legal or equitable relief based on this Agreement, the parties agree that the forum for any such action shall be an appropriate federal or state court in Texas having jurisdiction, agree that venue will be proper in such courts, and waive any objections based on inconvenience of the forum, and further agree that the prevailing party in any such action, as determined by the court, shall be awarded its reasonable attorneys' fees and costs in addition to any relief or judgment the court awards.

              (d) Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties with respect to the subject matter contained herein and supersedes any previous oral or written communications, representations, understandings or agreements with respect thereto. The terms of this Agreement may be modified only in a writing, signed by authorized representatives of both parties.


                                   Ex. D(I)-3

              (e) Assignability. This Agreement will be binding upon the parties' respective successors and permitted assigns. Neither party may assign this Agreement and/or any of its rights and/or obligations hereunder without the prior written consent of the other party, and any such attempted assignment will be void; provided, however, that PEC or PDC may assign this Agreement to a subsidiary or affiliate without the prior written consent of Padre, and provided further that a transfer by PEC or PDC as a result of a merger or sale of all or substantially all of the assets of PDC or PEC to a third party that assumes PDC's or PEC's obligations and rights hereunder, as the case may be, by operation of law or otherwise, shall not constitute a prohibited assignment under this Section 7(e).

              (f) Waiver. A waiver of a breach or default under this Agreement will not constitute a waiver of any other breach or default. Failure or delay by either party to enforce compliance with any term or condition of this Agreement will not constitute a waiver of such term or condition.

              (g) Severability. If any provision of this Agreement is declared to be invalid, the parties agree that such invalidity will not affect the validity of the remaining provisions of this Agreement, and further agree, to the extent possible, to substitute for the invalid provision a valid provision that approximates the intent and economic effect of the invalid provision as closely as possible.

              (h) Headings. The titles of the Sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

              (i) Notice. Any notice, request, consent, demand or other communication required to be given under this Agreement will be in writing and will be given personally, by facsimile or by mailing the same, first-class, postage prepaid to the appropriate address and facsimile number set forth below or to such other person or at such other address as may hereafter be designated by like notice. Notices by mail will be considered delivered and become effective three days after the mailing thereof. All notices by facsimile will be considered delivered and become effective immediately upon the confirmed (by answer back or other tangible printed verification or successful receipt) sending thereof.

              To PEC:  Patterson Energy, Inc.
                       4510 Lamesa Highway
                       P.O. Drawer 1410
                       Snyder, Texas   79550
                       Facsimile:  (915) 573-0281
                       Attention:  Cloyce A. Talbott
                                   Chairman and Chief Executive Officer

              To PDC:  Patterson Drilling Company
                       4510 Lamesa Highway
                       P.O. Drawer 1410
                       Snyder, Texas   79550
                       Facsimile:  (915) 573-0281
                       Attention:  A. Glenn Patterson
                                   President and Chief Operating Officer


                                   Ex. D(I)-4

              To Padre:         Padre Industries, Inc.
                                c/o The Kleberg Law Firm, P.C.
                                Suite 900 North Tower
                                800 N. Shoreline Blvd.
                                Corpus Christi, Texas  78401
                                Attention:  Richard L. Leshin

              To T Billings:    Thomas J. Billings
                                c/o The Kleberg Law Firm, P.C.
                                Suite 900 North Tower
                                800 N. Shoreline Blvd.
                                Corpus Christi, Texas  78401
                                Attention:  Richard L. Leshin

              (j) Counterparts. This Agreement may be executed in counterparts and by the parties hereto in separate counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

              IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective representatives as of the day and year first above written.


                                PEC:

                                PATTERSON ENERGY, INC.


                                By:
                                   -------------------------------------------
                                   James C. Brown
                                   Vice President - Finance


                                PDC:

                                PATTERSON DRILLING COMPANY


                                By:
                                   -------------------------------------------
                                   James C. Brown
                                   Vice President - Finance


                                PADRE:

                                PADRE INDUSTRIES, INC.


                                By:
                                   -------------------------------------------
                                   Thomas J. Billings
                                   Chairman of the Board




                                   Ex. D(I)-5

                                                                   EXHIBIT D(II)


                             PATTERSON ENERGY, INC.
                                       AND
                           PATTERSON DRILLING COMPANY

                            NON-COMPETITION AGREEMENT


              THIS NON-COMPETITION AGREEMENT is made and entered into this day of January, 1999 (this "Agreement"), between and among PATTERSON ENERGY, INC., a Delaware corporation ("PEC"), PATTERSON DRILLING COMPANY, a Delaware corporation ("PDC") wholly owned by PEC, and THOMAS J. BILLINGS, an individual residing in Corpus Christi, Texas ("T Billings").

                                    RECITALS:

              A. Simultaneously with the execution of this Agreement, PDC has consummated the transactions contemplated by that certain Agreement, dated January 27, 1999 (the "Asset Purchase Agreement"), among PEC, PDC and PADRE INDUSTRIES, INC. ("Padre"), providing for, among other things, the purchase by PDC of the drilling rigs, related equipment, rolling stock and certain real property with improvements thereon owned by Padre.

              B. T Billings is an officer, a director and one of two stockholders of Padre.

              C. The execution and delivery of this Agreement is a condition to the consummation of the transactions contemplated by the Asset Purchase Agreement, and the parties are entering into this Agreement in order to fulfill such condition.

              NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

              1.  Period of Agreement.

              The period of this Agreement shall commence on the date hereof and remain in effect through the earlier of (i) January 27, 2004, (ii) the death of T Billings, or (iii) 30 days after the date on which payments are to be made to Padre pursuant to Section 1.2 of the Asset Purchase Agreement, if the payments are not made during this 30-day period (the "Non-Compete Period").

              2.  Covenant Not to Compete.

              (a) T Billings covenants and agrees that during the Non-Compete Period, T Billings shall not, without the prior written consent of PEC and PDC, directly or indirectly, and whether as a principal or as an agent, officer, director, employee, consultant, or otherwise, alone or in association with any other person, carry on, be engaged, concerned, or take part in, render services to, or own, share in the earnings of, or invest in the stock, bonds, or other securities of, any person which is engaged in the business of contract drilling oil and gas wells within the State of Texas (the "Competitive Business"); provided, however, that T Billings may: (i) invest and/or engage in any business that routinely provides third-party services (as such term is commonly used in the contract oil and gas well drilling business) to a Competitive Business, but is not engaged in the actual conduct of a Competitive Business; or (ii) invest in stock, bonds, or other securities of any Competitive Business (but without otherwise participating in the


                                  Ex. D(II)-1

Competitive Business) if: (A) such stock, bonds, or other securities are listed on any national securities exchange or are registered under Section 12(g) of the Securities Exchange Act of 1934, as amended; (B) the investment does not exceed, in the case of any class of capital stock of any one issuer, two percent (2%) of the issued and outstanding shares, or, in the case of bonds or other securities of any one issuer, two percent (2%) of the aggregate principal amount thereof issued and outstanding; and (C) such investment would not prevent, directly or indirectly, the transaction of business by PEC or PDC or any affiliate of PEC or PDC with any state, district, territory, or possession of the United States or any governmental subdivision, agency, or instrumentality thereof by virtue of any statute, law, regulation or administrative practice. The period of time during which T Billings is prohibited from engaging in certain activities by this Section shall be extended by the length of time during which T Billings is in breach of the terms of this section.

              (b) It is understood by and between the parties hereto that the foregoing covenant by T Billings not to enter into competition with PEC or PDC as set forth in Section 2(a) hereof is an essential element of this Agreement and the Asset Purchase Agreement and that, but for the agreement of T Billings to comply with such covenant, neither PEC nor PDC would have agreed to enter into this Agreement or the Asset Purchase Agreement. PEC and PDC on the one hand and T Billings on the other hand have independently consulted with their respective counsel and have been advised in all respects concerning the reasonableness and propriety of such covenant, with specific regard to the nature of the business conducted by PEC and PDC and their respective affiliates. T Billings also agrees that such covenant is reasonable in scope, geographic area, and duration, and that compliance with such covenant would not impose economic or professional hardship on T Billings.

              3.  Restrictions on Soliciting Business of PEC and PDC.

              T Billings further covenants and agrees that during the Non-Compete Period, T Billings will not, either for himself or for any other person or entity, directly or indirectly, engage in any of the following activities in a Competitive Business without the express prior written consent of PEC and PDC:

              (a) Solicit or hire any of the employees of PEC or PDC or solicit or take away any of PEC's or PDC's customers, lessors, or suppliers or attempt any of the foregoing;

              (b) Acquire or attempt to acquire rights providing any product or service in a Competitive Business within the territory described in Section 2 hereof; or

              (c) Engage in any act which would interfere with or harm any business relationship PEC or PDC has with any customer, lessor, employee, principal or supplier.

              4.  Specific Performance.

              Without intending to limit the remedies available to PEC or PDC, T Billings acknowledges that PEC or PDC will have no adequate remedies at law if T Billings violates the terms of Section 2 or 3, hereof. In such event, T Billings agrees that PEC or PDC shall have the right, in addition to any other rights it may have, to obtain in any court of competent jurisdiction specific performance of such Sections of this Agreement or injunctive relief to restrain any breach or threatened breach thereof. Nothing herein shall be construed as prohibiting PEC or PDC from pursuing any other remedies available to PEC or PDC (whether at law or in equity) for such breach or threatened breach, including, without limitation, the recovery of monetary damages from T Billings.

              The provisions of this Section 5 shall survive the expiration, termination or cancellation of this Agreement.


                                  Ex. D(II)-2

              5.  Attorneys Fees and Costs.

              If an action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys fees, costs and necessary expenses in addition to any other relief to which that party may be entitled. This provision is applicable to this entire Agreement.

              6.  Representations and Warranties of PEC, PDC and T Billings.

              (a) Representations and Warranties of PEC and PDC. PEC and PDC hereby jointly and severally represent and warrant to T Billings that: (i) they have all requisite power to enter into and perform their obligations under this Agreement; (ii) this Agreement has been duly and validly authorized by all necessary corporate action on the part of PEC and PDC; (iii) the execution of this Agreement by PEC and PDC and performance of their obligations hereunder do not require the consent or approval of any other party; and (iv) this Agreement is a valid and binding obligation of PEC and PDC.

              (b) Representations and Warranties of T Billings. T Billings hereby represents and warrants to PEC and PDC that: (i) T Billings has the capacity and power to enter into and perform obligations of T Billings under this Agreement; (ii) T Billings has duly and validly executed this Agreement;
(iii) the execution of this Agreement and performance of obligations of T Billings hereunder do not require the consent or approval of any other party; and (iv) this Agreement constitutes a valid and binding obligation of T Billings.

              7.  General Provisions.

              (a) Compliance with Laws. The parties agree that they will comply with all applicable laws and regulations of government bodies or agencies in their respective performance of their obligations under this Agreement.

              (b) Governing Law and Construction. This Agreement will be governed by and construed in accordance with the laws of the State of Texas without reference to its conflict-of-laws principles. This Agreement's final form resulted from review and negotiations among the parties and their attorneys, and no part of this Agreement should be construed against any party on the basis of authorship.

              (c) Forum for Dispute Resolution. If any dispute arises among the parties concerning the interpretation or performance of any portion of this Agreement which the parties are unable to resolve themselves, and any party brings an action against any other party seeking a declaratory order, specific performance, damages, or any other legal or equitable relief based on this Agreement, the parties agree that the forum for any such action shall be an appropriate federal or state court in Texas having jurisdiction, agree that venue will be proper in such courts, and waive any objections based on inconvenience of the forum, and further agree that the prevailing party in any such action, as determined by the court, shall be awarded its reasonable attorneys' fees and costs in addition to any relief or judgment the court awards.

              (d) Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties with respect to the subject matter contained herein and supersedes any previous oral or written communications, representations, understandings or agreements with respect thereto. The terms of this Agreement may be modified only in a writing, signed by authorized representatives of both parties.


                                  Ex. D(II)-3

              (e) Assignability. This Agreement will be binding upon the parties' respective successors and permitted assigns. Neither party may assign this Agreement and/or any of its rights and/or obligations hereunder without the prior written consent of the other party, and any such attempted assignment will be void; provided, however, that PEC or PDC may assign this Agreement to a subsidiary or affiliate without the prior written consent of T Billings, and provided further that a transfer by PEC or PDC as a result of a merger or sale of all or substantially all of the assets of PDC with or to a third party that assumes PDC's or PEC's obligations and rights, as the case may be, by operation of law or otherwise, shall not constitute a prohibited assignment under this
Section 7(e).

              (f) Waiver. A waiver of a breach or default under this Agreement will not constitute a waiver of any other breach or default. Failure or delay by either party to enforce compliance with any term or condition of this Agreement will not constitute a waiver of such term or condition.

              (g) Severability. If any provision of this Agreement is declared to be invalid, the parties agree that such invalidity will not affect the validity of the remaining provisions of this Agreement, and further agree, to the extent possible, to substitute for the invalid provision a valid provision that approximates the intent and economic effect of the invalid provision as closely as possible.

              (h) Headings. The titles of the Sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

              (i) Notice. Any notice, request, consent, demand or other communication required to be given under this Agreement will be in writing and will be given personally, by facsimile or by mailing the same, first-class, postage prepaid to the appropriate address and facsimile number set forth below or to such other person or at such other address as may hereafter be designated by like notice. Notices by mail will be considered delivered and become effective three days after the mailing thereof. All notices by facsimile will be considered delivered and become effective immediately upon the confirmed (by answer back or other tangible printed verification or successful receipt) sending thereof.

              To PEC:  Patterson Energy, Inc.
                       4510 Lamesa Highway
                       P.O. Drawer 1410
                       Snyder, Texas   79550
                       Facsimile:  (915) 573-0281
                       Attention:  Cloyce A. Talbott
                                   Chairman and Chief Executive Officer

              To PDC:  Patterson Drilling Company
                       4510 Lamesa Highway
                       P.O. Drawer 1410
                       Snyder, Texas   79550
                       Facsimile:  (915) 573-0281
                       Attention:  A. Glenn Patterson
                                   President and Chief Operating Officer


                                  Ex. D(II)-4

              To T Billings:    Thomas J. Billings
                                c/o The Kleberg Law Firm, P.C.
                                Suite 900 North Tower
                                800 N. Shoreline Blvd.
                                Corpus Christi, Texas  78401
                                Attention:  Richard L. Leshin

              (j) Counterparts. This Agreement may be executed in counterparts and by the parties hereto in separate counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

              IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective representatives as of the day and year first above written.


                                   PEC:

                                   PATTERSON ENERGY, INC.


                                   By:
                                      ----------------------------------------
                                      James C. Brown
                                      Vice President - Finance


                                   PDC:

                                   PATTERSON DRILLING COMPANY


                                   By:
                                      ----------------------------------------
                                      James C. Brown
                                      Vice President - Finance


                                   T BILLINGS:



                                   -------------------------------------------
                                   Thomas J. Billings


                                  Ex. D(II)-5

                                                                       EXHIBIT E
                                      FORM
                                       OF
                        INVESTMENT REPRESENTATION LETTER


                                January 27, 1999


Patterson Energy, Inc.
4510 Lamesa Highway
Snyder, Texas  79549


              This letter is being submitted to Patterson Energy, Inc. ("PEC") in connection with and as a condition to PEC's closing of the transaction contemplated by the Agreement among PEC, Patterson Drilling Company ("PDC") and Padre Industries, Inc. ("Padre"), dated of even date with this letter (the "Agreement"). Capitalized terms not defined herein shall have the meaning given them in the Memorandum (as defined below).

              1. Representations and Warranties.

              The undersigned hereby represents and warrants to PEC that the following statements are true:

              a. The undersigned has been furnished a copy of the Memorandum, dated January 20, 1999 (the "Memorandum") containing a copy of PEC's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, and all other reports filed by PEC with the Securities and Exchange Commission since January 1, 1998 (collectively, the "Reports") and has carefully reviewed the Memorandum and the Reports, including, but not limited to, (i) the statements in the Memorandum relating to taxation of the transaction and lack of free transferability of the PEC Shares to be issued by PEC as consideration for the transaction, and (ii) the section entitled "Disclosure Concerning Forward-Looking Statements," setting forth certain Cautionary Statements or risk factors relating to PEC and PDC and their businesses and operations.

              b. The undersigned has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in PEC vis-a-vis the PEC Shares to be issued by PEC as consideration for the transactions.

              c.The undersigned has had an opportunity to ask questions of PEC and PDC and its management concerning PEC and PDC, the businesses of PEC and PDC and the PEC Shares and, if asked, all such questions have been answered to the full satisfaction of the undersigned.

              d. The undersigned understands that PEC has not registered the offer or sale of the PEC Common Stock under the Securities Act of 1933, as amended (the "Act"), in reliance upon an exemption therefrom under Section 4(2) of the Act and the provisions of Regulation D promulgated thereunder. The undersigned therefore acknowledges that in no event may it sell or otherwise transfer the PEC Common Stock without registration under the Act (see paragraph
(h) below), unless an exemption from registration is available.

              e. The undersigned represents that it will acquire the PEC Shares for its own account, with no intention to distribute or offer to distribute the same to others without registration under the Act (unless an exemption from registration is available), and understands that the issuance by PEC of the PEC Common Stock will be predicated upon the undersigned's lack of such intention.


                                    Ex. E-1

              f. The undersigned understands that neither the Securities and Exchange Commission nor the securities commissioner of any state has received or reviewed any documents relative to an investment in PEC, or has made any finding or determination relating to the fairness of an investment in PEC.

              g. The undersigned acknowledges that stop transfer instructions will be placed with PEC's transfer agent to restrict the resale, pledge, hypothecation or other transfer of the PEC Shares.

              h. The undersigned acknowledges that, except as provided in the Registration Rights Agreement attached to the Agreement as Exhibit B, PEC is under no obligation to register the PEC Shares for sale under the Act or to assist the undersigned in complying with any exemption from registration under the Act, or any state securities laws.

              i. If other than a natural person, the undersigned was not organized for the specific purpose of acquiring the PEC Common Stock.

              j. The undersigned understands and acknowledges that the foregoing representations and warranties will be relied upon by PEC in connection with the issuance of the PEC Shares.

              k. Each of the two stockholders of the undersigned has an individual net worth, or joint net worth with the undersigned's spouse in excess of $1 million.

              l. The undersigned has total assets of at least $5,000,000 and was not formed for the specific purpose of acquiring the PEC Common Stock.

              2. Indemnification.

              The undersigned agrees to indemnify and hold harmless PEC and PDC, or either of them, the officers, directors and affiliates of either of them and each other person, if any, who controls either of them, within the meaning of
Section 15 of the Act, against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any false representation or warranty or failure by the undersigned to comply with any covenant or agreement made by the undersigned herein.

              3. Survival.

              All representations, warranties and covenants contained in this letter shall survive the closing of the transactions.

                                         Very truly yours,

                                         PADRE:

                                         PADRE INDUSTRIES, INC.

                                         By:
                                            ----------------------------------
                                            Thomas J. Billings
                                            President



                                    Ex. E-2